Exhibit 10.1
TERMINATION AGREEMENT AND RELEASE
This Termination Agreement and Release (this “Agreement”) is dated April 2, 2012, by and between 1347 Advisors LLC (“1347”), and United Insurance Management (“UIM”). 1347 and UIM are each referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, the Parties entered into that certain Management Services Agreement effective August 29, 2011 (the “MSA”), pursuant to which 1347 agreed to provide certain services to UIM; and
WHEREAS, in accordance with Section 5.b.i of the MSA, the Parties hereto mutually desire to terminate the MSA.
NOW, THEREFORE, in consideration of the above recitals, the covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Capitalized and Conflicting Terms. Capitalized terms used and not defined herein have the meanings ascribed to them in the MSA. To the extent any of the terms and conditions in this Agreement conflict with the terms and conditions of the MSA, the terms in this Agreement shall govern.

2.Immediate Termination. 1347 and UIM mutually understand and agree that the MSA is to be terminated as of April 2, 2012 (the “Termination Date”). 1347 shall cause all of its Representatives, including Hassan Baqar, the Interim CFO, to resign their respective positions at UIM and/or its subsidiaries and/or affiliates and cease working on behalf of UIM and/or its subsidiaries and/or affiliates as of the date of the termination, except as described in Section 3 below. It is agreed that the provisions in the MSA regarding notice, if any, are specifically waived by the parties.

3.No Further Actions. The Parties hereby agree to waive the requirements of Section 6.a. of the MSA with respect to transition of all Services, except for certain actuarial services described in Addendum B to the MSA. For the avoidance of doubt, UIM and its subsidiaries and affiliates and 1347 agree that no further work is required by 1347, except in the production of the report in support of the Opinion and Actuarial Opinion Summary on or before May 1, 2012.

4.Waiver and Release of Claims. In connection with the entry into this Agreement, UIM, its subsidiaries and affiliates hereby waive, release and forever discharge 1347, together with its subsidiaries and affiliates, its and each of such subsidiaries' and affiliates' officers, directors, stockholders, managers, members, employees and agents, its and each of such subsidiaries' and affiliates' successors and assigns, the heirs, executors and administrators of such officers, directors, stockholders, managers, members, employees and agents (collectively, the “1347 Parties”), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity (“Claims”), that UIM, its subsidiaries and affiliates, or any of UIM's, its subsidiaries' and affiliates' officers, directors, employees, agents, successors and assigns (collectively with the City, the “UIM Parties”) ever had, now have, or may have through the Termination Date arising out of or relating to the MSA or the transactions contemplated thereby. For the avoidance of doubt, this release shall not extend to any obligations of the 1347 Parties pursuant to this Agreement but does include the final work to be prepared after the Termination Date as set forth in paragraph 3.

5.Effect on MSA. This Agreement shall not affect the survival of Sections 7, 9 and 6.a., as modified herein, of the MSA.

6.Authority. Each Party warrants and represents to the other that it has the full power and authority to execute and deliver this Agreement and perform its covenants, duties and obligations described in this Agreement.

7.Counterparts. This Agreement may be executed by facsimile or .pdf and in counterparts, each of which when so executed shall constitute an original, but together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

[signature page follows]

The Parties have executed and delivered this Agreement as of the date first set forth above.

United Insurance Management, L.C.

By: /s/ Melvin A. Russell
Name: Melvin A. Russell
Title: Executive Vice President

1347 Advisors LLC

By: /s/
Name:
Title: